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                                                                      EXHIBIT 23

                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]


To Whom It May Concern:                                       September 17, 1999

         The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of September 17, 1999, on the Financial Statements of VAN AMERICAN CAPITAL LTD., as of June 30, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant